EXHIBIT 99.1

AVX Corporation Announces Preliminary Third Quarter Results

GREENVILLE, S.C. – January 25, 2012-- AVX Corporation (NYSE: AVX) today reported preliminary unaudited results for the third quarter ended December 31, 2011.

Chief Executive Officer and President, John Gilbertson, stated, “During the quarter, we saw customers continue to address inventory concerns in this dynamic period, which impacted the level of our shipments. We are hearing from our customers that in the upcoming quarter inventory conditions should return to a more normal state and we anticipate that will positively impact our sales going forward.”

Net sales were $340.9 million for the quarter and $1,182 million for the nine months ended December 31, 2011.  Net income for the quarter and nine month period ended December 31, 2011 was $36.9 million, or $0.22 per diluted share, and $166.4 million, or $0.98 per diluted share, respectively.

Chief Financial Officer, Kurt Cummings, stated, “Despite what continues to be a challenging market environment, we have continued to generate positive operating cash flows while focusing carefully on cost reductions and operating efficiencies. The Company’s financial position remains exceptionally strong with cash, cash equivalents and short and long-term investments in securities of $1 billion and no debt at December 31, 2011.  During the quarter, we paid $12.7 million of dividends to stockholders and spent $1.9 million to repurchase shares of AVX stock on the open market which are held as treasury stock.”

AVX, headquartered in Greenville, South Carolina, is a leading manufacturer and supplier of a broad line of passive electronic components and related products.

Please visit our website at www.avx.com.

AVX CORPORATION
Consolidated Condensed Statements of Income
(unaudited)
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2010	2011	2010	2011
Net sales	$405,862	$340,865	$1,233,038	$1,182,054
Cost of sales	291,265	262,533	893,417	868,245
Gross profit	114,597	78,332	339,621	313,809
Selling, general & admin. expense	31,825	28,117	92,195	88,531
Profit from operations	82,772	50,215	247,426	225,278
Other income (expense)	2,510	1,021	7,138	2,652
Income before income taxes	85,282	51,236	254,564	227,930
Provision for taxes	24,730	14,365	73,821	61,541
Net income	$60,552	$36,871	$180,743	$166,389

Basic income per share	$0.36	$0.22	$1.06	$0.98
Diluted income per share	$0.36	$0.22	$1.06	$0.98

Weighted average common
shares outstanding:
Basic	169,929	169,795	169,997	169,967
Diluted	170,326	169,964	170,335	170,216

AVX CORPORATION
Consolidated Condensed Balance Sheets
(unaudited)
(in thousands)

	March 31,	December 31,
	2011	2011
Assets
Cash and cash equivalents	$379,350	$437,273
Short-term investments in securities	398,914	424,374
Available-for-sale securities	2,747	-
Accounts receivable, net	233,783	190,703
Inventories	496,495	579,288
Other current assets	90,826	77,201
Total current assets	1,602,115	1,708,839
Long-term investments in securities	220,835	187,101
Long-term available-for-sale securities	4,490	-
Property, plant and equipment, net	235,659	230,295
Goodwill and other intangibles	245,144	241,829
Other assets	11,239	21,915

TOTAL ASSETS	$2,319,482	$2,389,979

Liabilities and Stockholders' Equity
Accounts payable	$132,633	$99,980
Income taxes payable and accrued expenses	103,032	98,618
Total current liabilities	235,665	198,598
Other liabilities	44,400	47,458

TOTAL LIABILITIES	280,065	246,056

TOTAL STOCKHOLDERS' EQUITY	2,039,417	2,143,923

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,319,482	$2,389,979

This Press Release contains "forward-looking" information within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements other than statements of historical fact, including statements regarding industry prospects and future results of operations or financial position, made in this Press Release are forward-looking.  The forward-looking information may include, among other information, statements concerning our outlook for fiscal year 2012, overall volume and pricing trends, cost reduction and acquisition strategies and their anticipated results, expectations for research and development, and capital expenditures.  There may also be other statements of expectations, beliefs, future plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts.  Forward-looking statements reflect management's expectations and are inherently uncertain.  The forward-looking information and statements in this Press Release are subject to risks and uncertainties, including those discussed in our Annual Report on Form 10-K for fiscal year ended March 31, 2011, that could cause actual results to differ materially from those expressed in or implied by the information or statements herein.  Forward-looking statements should be read in context with, and with the understanding of, the various other disclosures concerning the Company and its business made elsewhere in this Press Release as well as other public reports filed by the Company with the SEC.  You should not place undue reliance on any forward-looking statements as a prediction of actual results or developments.

Any forward-looking statements by the Company are intended to speak as of the date thereof. We do not intend to update or revise any forward-looking statement contained in this Press Release to reflect new events or circumstances unless and to the extent required by applicable law.  All forward-looking statements contained in this Press Release constitute "forward-looking statements" within the meaning of Section 21E of the United States Securities Exchange Act of 1934 and, to the extent it may be applicable by way of incorporation of statements contained in this Press Release by reference or otherwise, Section 27A of the United States Securities Act of 1933, each of which establishes a safe-harbor from private actions for forward-looking statements as defined in those statutes.

Contact:
AVX Corporation, Greenville
Kurt Cummings
864-967-9303
finance@avxus.com